EXHIBIT 23.2


                      CONSENT OF BAIRD, KURTZ & DOBSON


        We hereby consent to the use of our report dated August 4, 1997, relating to the financial statements of EMPIRE ENERGY CORPORATION and our report dated October 9, 1996, relating to the financial statements of SYNERGY GROUP INCORPORATED, incorporated by reference from the 1997 Cornerstone Propane Partners, L.P., Form 10-K, into the Registration Statement on Form S-8.






                                      BAIRD, KURTZ & DOBSON


   November 19, 1997
   Springfield, Missouri